UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2021

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, NJ 07866

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 20, 2021, electroCore, Inc. (the “Company”) received notice from the Nasdaq Listing Qualifications Department (the “Staff”) Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company of its noncompliance with Nasdaq Listing Rule 5450(a)(1) (the “Rule”) by failing to maintain a minimum bid price for its common stock on the Nasdaq Global Select Stock Market of at least $1.00 per share for 30 consecutive business days.

According to the Nasdaq notice, the Company has a 180 calendar day grace period to regain compliance with the Rule (the “Grace Period”), subject to a potential 180 calendar day extension, as described below. To regain compliance, the Company’s common stock must have a minimum closing bid price on the Nasdaq Global Select Stock Market of at least $1.00 per share for at least 10 consecutive business days within the Grace Period. In the event the Company does not regain compliance by June 20 2022, the end of the Grace Period, the Company may be eligible for an additional 180 calendar day grace period to regain compliance. To qualify for the additional grace period, the Company will be required to meet the continued listing requirement for the market value of its publicly held shares and all other initial listing standards for The Nasdaq Global Select Stock Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second grace period, by effecting a reverse stock split if necessary. However, if it appears to Nasdaq at the end of the Grace Period that the Company will be unable to cure the deficiency, or if the Company is not otherwise eligible for the additional cure period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. In the event that the Company receives notice that its common stock is being delisted, Nasdaq listing rules permit the Company to appeal the delisting determination by the Staff to a Nasdaq hearings panel.

The Nasdaq notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on The Nasdaq Global Select Stock Market under the symbol “ECOR”, subject to the Company’s compliance with the other continued listing requirements of The Nasdaq Global Select Stock Market.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Rule, including initiating a reverse stock split. There can be no assurance that the Company will be able to regain compliance with the Rule or otherwise be in compliance with other Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

December 23, 2021	/s/ Brian Posner
Brian Posner
Chief Financial Officer